EXHIBIT 10(g)
                                                     AGREEMENT

         Agreement dated as of January 1, 1995, by and between CITIBANK (SOUTH DAKOTA), N.A., a National Banking Association having its principal place of business at 701 East 60th Street North, Sioux Falls, South Dakota 57117 ("CBSD"), and SAFECARD SERVICES, INC., a Delaware corporation having its principal place of business at 7596 Centurion Parkway, Jacksonville, Florida 32256 ("SafeCard").

                                                    WITNESSETH:

         WHEREAS, CBSD issues MasterCard and Visa credit cards, including co-branded credit cards ("CBSD Cards"), and provides marketing services for MasterCard and Visa credit cards issued by CBSD; and

         WHEREAS, pursuant to a long standing business and contractual relationship between CBSD and SafeCard, SafeCard markets to and services a card registration service denominated "Protection Plus" to holders of CBSD Cards; and

         WHEREAS, the parties desire to transform their relationship to a strategic alliance consistent with their respective corporate objectives in which the parties will continue the marketing, servicing and billing of
Protection Plus (the "Program") to holders of CBSD Cards (collectively "Cardholders"), and engage in agreeable cooperative endeavors with respect to and apart from Protection Plus (including other mutually agreeable programs) designed to enhance Cardholder and Program membership acquisition and retention, subject to the terms of this Agreement.

         NOW, THEREFORE, in consideration of the mutual promises, covenants and conditions contained in this Agreement, CBSD and SafeCard agree as follows:


ARTICLE 1.                 DEFINITIONS

1.1 "CBSD Cardholder" - Means a holder of a CBSD Card, including any holders of any new Visa or MasterCard cards CBSD introduces during the term of this Agreement (excluding Diners Club and business and corporate cards).

1.2 "Participating Cardholder" - Means a CBSD Cardholder who has accepted an offer to enroll as a member in the Program.

1.3 "New CBSD Accounts" - Means accounts of CBSD Cardholders' which are one month old or less.

1.4 "Reissue CBSD Accounts" - Means accounts of CBSD Cardholders' which are other than New CBSD Accounts.

1.5 "Solicitation Contact" - Means a CBSD Cardholder reached by a Program solicitation. Outbound telemarketing solicitation contacts are defined as the CBSD Cardholders who are called and are the subject of an outbound telemarketing presentation. Outbound telemarketing solicitation contacts do not include CBSD Cardholders who have not been reached. Direct mail solicitation contacts are defined as the CBSD Cardholders who are mailed a solicitation mailer.



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Citibank/SafeCard Agreement
Page Two

1.6 "Contactable Leads" - Means those names of CBSD Cardholders furnished to SafeCard which, [CONFIDENTIAL TREATMENT REQUESTED] otherwise qualify for a solicitation pursuant to this Agreement. By way of illustration, Schedule 1 to this Agreement describes the process by which Contactable Leads are to be determined.

1.7 "Vintage Year" - Means each twelve (12) month period under this Agreement from [CONFIDENTIAL TREATMENT REQUESTED] during which the amount of Contactable Leads provided by CBSD to SafeCard to conduct [CONFIDENTIAL TREATMENT REQUESTED] shall be measured in the manner provided for in this Agreement. The first such Vintage Year shall run from [CONFIDENTIAL TREATMENT REQUESTED].

1.8 "Initial Term" - Means the term of the Agreement from its inception (January 1, 1995) until December 31,2000

1.9 "Contract Year" - Means each calendar year period under this Agreement from January 1, 1995.


ARTICLE 2.                 SOLICITATION AND ENROLLMENT

2.1      Solicitations

         (a) SafeCard shall solicit CBSD Cardholders for membership in the Program. CBSD shall provide SafeCard with lists of CBSD Cardholders in a mutually acceptable format in order for SafeCard to solicit such Cardholders for Program Membership. The scheduling, format and volume of solicitation activity shall be mutually agreed upon by CBSD and SafeCard, subject to Article 2.1(b), (c) and (d) below.

         (b) CBSD has authorized SafeCard to conduct in 1995 the solicitations which are described in the 1995 Marketing Plan incorporated as Schedule 2 to this Agreement. The parties agree that by no later than [CONFIDENTIAL TREATMENT REQUESTED] of each year, they will agree upon a Marketing Plan for the subsequent Contract Year. In connection therewith, CBSD shall furnish such [CONFIDENTIAL TREATMENT REQUESTED] information to SafeCard as will assist the parties in attempting to reasonably forecast the expected file size of [CONFIDENTIAL TREATMENT REQUESTED] for the next Contract Year. The Marketing Plan will describe the solicitations to be made, the CBSD Cardholder Account files to be the subject of such solicitations, the projected number of
         [CONFIDENTIAL TREATMENT REQUESTED] for the forthcoming Contract Year, as well as the projected number of [CONFIDENTIAL TREATMENT REQUESTED]
         to be provided to SafeCard for [CONFIDENTIAL TREATMENT REQUESTED] during the forthcoming Vintage Year. [CONFIDENTIAL TREATMENT REQUESTED]. In connection therewith, the parties acknowledge and agree to the following:

                  (i) CBSD agrees as a matter of policy in connection with [CONFIDENTIAL TREATMENT REQUESTED] to use its good faith efforts to try to provide SafeCard with and allow SafeCard the opportunity each Contract Year [CONFIDENTIAL TREATMENT REQUESTED] except that such commitment will not apply to those Accounts which [CONFIDENTIAL TREATMENT REQUESTED]. If requested, CBSD shall determine whether and under what conditions it may reasonably try to elicit consent from such third party, and where reasonably possible as solely determined by CBSD, attempt in good faith to obtain such consent.
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Citibank/SafeCard Agreement
Page Three

                  (ii) The parties acknowledge that their commitment to [CONFIDENTIAL TREATMENT REQUESTED] will likely be substantially driven by [CONFIDENTIAL TREATMENT REQUESTED] the parties agree to work together in [CONFIDENTIAL TREATMENT REQUESTED] in accordance with the principles set forth in
                  Schedule 3 to this Agreement.

                  (iii)    [CONFIDENTIAL TREATMENT REQUESTED]

         (c) In connection with proposals from SafeCard for marketing of the Program not otherwise described in Schedule 2, and referenced in
         Article 2.1(b), [CONFIDENTIAL TREATMENT REQUESTED] will be considered by it in good faith and, [CONFIDENTIAL TREATMENT REQUESTED].

         (d) CBSD acknowledges that it is crucial to SafeCard and to the success of the parties' business relationship that SafeCard be given the opportunity to conduct the solicitations set forth in this Article 2.1 [CONFIDENTIAL TREATMENT REQUESTED]. The parties therefore agree as follows:

                  (i) In the event that the [CONFIDENTIAL TREATMENT REQUESTED] in any given [CONFIDENTIAL TREATMENT REQUESTED] are [CONFIDENTIAL TREATMENT REQUESTED] than set forth in
                  [CONFIDENTIAL TREATMENT REQUESTED], and [CONFIDENTIAL TREATMENT REQUESTED] could have been [CONFIDENTIAL TREATMENT REQUESTED] if the parties had [CONFIDENTIAL TREATMENT
                  REQUESTED] then the parties agree that for the succeeding [CONFIDENTIAL TREATMENT REQUESTED] shall provide [CONFIDENTIAL TREATMENT REQUESTED] to enable [CONFIDENTIAL TREATMENT REQUESTED] to achieve [CONFIDENTIAL TREATMENT REQUESTED] through any [CONFIDENTIAL TREATMENT REQUESTED] as mutually agreed upon.

                  (ii) In the event that in [CONFIDENTIAL TREATMENT REQUESTED] projected to [CONFIDENTIAL TREATMENT REQUESTED] for [CONFIDENTIAL TREATMENT REQUESTED] the [CONFIDENTIAL TREATMENT REQUESTED] to [CONFIDENTIAL TREATMENT REQUESTED] shall be [CONFIDENTIAL TREATMENT REQUESTED].

                  (iii) In computing the [CONFIDENTIAL TREATMENT REQUESTED] in connection with (i) and (ii) above, [CONFIDENTIAL TREATMENT REQUESTED] shall consider in its good faith discretion any [CONFIDENTIAL TREATMENT REQUESTED] has [CONFIDENTIAL TREATMENT REQUESTED] in accordance with [CONFIDENTIAL TREATMENT
                  REQUESTED] from those described in [CONFIDENTIAL TREATMENT REQUESTED]. CBSD acknowledges that SafeCard's willingness to enter into this Agreement is based upon CBSD's assurance that the parties will work together now and in the future in a spirit of partnership to ensure that the letter and intent of
                  Article 2.1 (b), (c) and (d) are fulfilled.

                   (iv) This  Article  2.1 (d) shall not apply to the  period of this Agreement beyond [CONFIDENTIAL TREATMENT REQUESTED].



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Citibank/SafeCard Agreement
Page Four

         (e) [CONFIDENTIAL TREATMENT REQUESTED] who had a listing of credit cards on file with [CONFIDENTIAL TREATMENT REQUESTED] shall not be [CONFIDENTIAL TREATMENT REQUESTED] which SafeCard is [CONFIDENTIAL TREATMENT REQUESTED] provided that the [CONFIDENTIAL TREATMENT REQUESTED] is the [CONFIDENTIAL TREATMENT REQUESTED] in which SafeCard is [CONFIDENTIAL TREATMENT REQUESTED] to the [CONFIDENTIAL TREATMENT REQUESTED] for which [CONFIDENTIAL TREATMENT REQUESTED].

         (f) SafeCard shall, where telemarketing is authorized, cause its phone agents to meet the Performance Standards for Telephone Solicitations as set forth in Schedule 4 attached hereto and the Telemarketing Ethics Statement attached hereto as Schedule 5. All telemarketing scripts shall be adhered to; all telemarketing solicitations shall comply with the laws and regulations applicable to telemarketing; the status of pending telemarketing regulations shall be diligently monitored by SafeCard and all adopted changes complied with.

         (g) At its expense, where provided for or otherwise agreed upon pursuant to this Agreement, SafeCard shall print and mail solo mailers, print and supply inserts, envelopes or carriers to CBSD specifications and conduct outbound telemarketing. Upon agreement in regard to expense or other particulars by way of addendum to this Agreement, SafeCard shall also conduct [CONFIDENTIAL TREATMENT REQUESTED] other agreed upon direct response marketing. Solicitation materials shall include the following:

                  (i) Reference to the Program as "Protection Plus" and identification of SafeCard as the service provider responsible for arranging the Program;

                  (ii) Notification of the applicable membership fee ("Membership Fee"), which shall be $15.00 for a one-year membership and $45.00 for a three-year membership (except that for testing purposes the parties may agree to test different price points); and

                  (iii) Notification that Membership Fees shall automatically be charged to Participating Cardholder's account for the year in which they are due and shall renew automatically, unless the Participating Cardholder notifies SafeCard or CBSD of his/her desire to cancel membership in the Program; and

                  (iv) Notification that the Participating Cardholder may cancel membership in the Program at any time and receive a full refund of his/her membership fee billed for the then current membership period; and

                  (v) An endorsement or introduction from CBSD in letter form for mailings and verbally for Telemarketing.

         (h) SafeCard shall develop at its expense, all materials necessary to operate the Program, including membership kits and ongoing customer service correspondence. In addition, SafeCard agrees to develop an annual communication piece to be mailed to Participating Cardholders which will be designed to improve Program membership awareness and retention by informing them as members about the Program and encouraging utilization of the Program features and benefits. SafeCard further agrees to develop a renewal notice to be mailed to Participating Cardholders prior to the expiration of their current membership period which will inform them that their Program membership will be renewed and their account billed, the timing of the billing and of the amount to be billed if different from the membership fee previously billed and which will describe how the
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Citibank/SafeCard Agreement
Page Five

         Participating Cardholder may cancel his or her Program membership without further obligation. SafeCard may format the annual communication piece referred to in this paragraph to serve, where appropriate, as the renewal notice.


2.2      CBSD Approval.

         (a) SafeCard shall submit to CBSD for timely written approval: (i) all the materials it proposes to use in connection with the Program at a reasonable time prior to production, based upon a milestone plan to be established by the parties, which will include written proposals of marketing objectives and strategies, pricing, marketing programs and creatives, solicitation materials, enrollment forms, membership kits, renewal notice and membership retention materials, customer correspondence and the like; and (ii) the names of any agents it desires to hire to help meet the requirements of this Agreement. CBSD's approval shall not be unreasonably withheld. However, if CBSD requires any reasonable changes to such materials as a condition of its approval, SafeCard shall promptly make such changes at its sole expense. CBSD agrees that where its approval is required in accordance with this paragraph, it will use its best efforts to render its decision to SafeCard within five (5) business days following the submission. Any agent hired by SafeCard shall permit CBSD to audit its operations periodically.

         (b) Mailing pieces and telemarketing scripts approved by CBSD for use by SafeCard as solicitations during the term of this Agreement shall be subject to periodic review on a yearly basis and to any modification that may be required to conform such materials to applicable legal requirements and to the CBSD Graphics Standards normally used for all CBSD solicitations.

2.3      Enrollments.

         (a) Enrollment in the Program in response to a mailing solicitation is effective when the Cardholder completes and returns the appropriate form to SafeCard or calls SafeCard. Where enrollment in the Program is by response to a telemarketing solicitation, enrollment shall take effect only if the Cardholder verbally agrees to enroll and SafeCard informs the Cardholder: (i) of the amount of the Membership Fee and that CBSD will bill it to his/her account; and (ii) that the fee will renew at expiration unless the Cardholder cancels.

         (b)  SafeCard  shall  keep  imaged  copies  of  enrollment   forms  and
         telemarketing enrollment records for a period of at least four (4) years after their receipt and will periodically supply CBSD with copies thereof (for Participating Cardholders) upon its reasonable request, provided such request is for a limited number of Participating Cardholders and is only in connection with customer service issues or for marketing purposes.

         (c) CBSD acknowledges that Participating Cardholders as members in the Program are to be considered SafeCard's customers to the full extent necessary for SafeCard to perform its obligations and exercise the rights accorded to it in its agreement with the member, including the obligation to implement and service the member on an on-going basis and the right to receive payment therefrom deriving from Program membership in accordance with the terms of this Agreement.

2.4   Program Services.

         (a) SafeCard will provide the Program  services set forth in Schedule 6
         attached  hereto  to  all  Participating  Cardholders,   including  the
         Preferred Cardholders referenced in Article 2.1(e).
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Citibank/SafeCard Agreement
Page Six

         (b) The Program shall conform to the specifications, representations, warranties and covenants contained in this Agreement, including
         Schedule 6 hereto, and to the solicitation and fulfillment materials regarding the Program.

         (c) All information concerning the Program contained in the solicitation and fulfillment materials provided and utilized by SafeCard pursuant to this Agreement is and will be, at the time of dissemination, true and accurate. All claims, statements and representations therein shall, upon CBSD's request, be substantiated by SafeCard to the reasonable satisfaction of CBSD.

2.5      Participating File.

         (a) No later than the [CONFIDENTIAL TREATMENT REQUESTED] during the term of this Agreement, SafeCard will provide CBSD with a tape containing the name, address and CBSD number of each Cardholder who became a Participating Cardholder since the last updated participation file was provided. Such file will also contain any other information reasonably requested by CBSD which is on SafeCard's computer records.

         (b) CBSD will on a [CONFIDENTIAL TREATMENT REQUESTED] compare all Participating Cardholder accounts provided on such tapes against the CBSD Card file and provide to SafeCard a tape that indicates [CONFIDENTIAL TREATMENT REQUESTED] which are no longer valid (i.e., accounts that are closed) [CONFIDENTIAL TREATMENT REQUESTED].

2.6 Operations Policy and Procedures Manual. The Operations Policy and Procedures Manual for Customer Service used in connection with the Program is currently undergoing revision. The parties shall consult with each other in connection with such revisions which shall be mutually agreed upon. Modifications to the revised Manual may thereafter be made at the request of either party, which approval by the other shall not be unreasonably withheld.


ARTICLE 3.                 BILLING:  PAYMENTS

3.1      Participating Cardholder Billing.

         (a) [CONFIDENTIAL TREATMENT REQUESTED] SafeCard shall provide to CBSD's designated merchant processor, [CONFIDENTIAL TREATMENT REQUESTED] at a location which CBSD shall identify to SafeCard and in accordance with CBSD's specifications, the data CBSD reasonably deems necessary to bill or credit Participating Cardholders. SafeCard may at its election provide this data to [CONFIDENTIAL TREATMENT REQUESTED] through electronic data transmission or via a magnetic billing and/or credit tape (referred to as the "Billing Transmission") in a format acceptable to CBSD and compatible with [CONFIDENTIAL TREATMENT REQUESTED] operational systems.

         (b) SafeCard shall respond to any written request from CBSD or [CONFIDENTIAL TREATMENT REQUESTED] for an explanation or additional information relating to the data contained in the Billing Transmission within [CONFIDENTIAL TREATMENT REQUESTED] of SafeCard's receipt of the request.

         (c) SafeCard warrants that: (i) the amounts contained on Billing Transmissions and other media delivered [CONFIDENTIAL TREATMENT REQUESTED] shall represent balances legally due; and (ii) subject to Article 8.7 herein, it will not [CONFIDENTIAL TREATMENT

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Citibank/SafeCard Agreement
Page Seven

         REQUESTED]. CBSD reserves the right to exclusively determine each Cardholder's credit line and eligibility. Accordingly, [CONFIDENTIAL TREATMENT REQUESTED] may refuse to bill an amount on a Billing Transmission to a Participating Cardholder who does not then meet CBSD's credit standards. If [CONFIDENTIAL TREATMENT REQUESTED] cannot bill an amount to a CBSD Account, CBSD shall promptly notify SafeCard of such Account [CONFIDENTIAL TREATMENT REQUESTED].

         (d) Within [CONFIDENTIAL TREATMENT REQUESTED] after the delivery by SafeCard of each such Billing Transmission, [CONFIDENTIAL TREATMENT REQUESTED] shall: (i) calculate the total amount of Membership Fees listed thereon; (ii) remit such amount to SafeCard [CONFIDENTIAL TREATMENT REQUESTED]; and (iii) commence its normal process to bill the amount of such fee to Participating Cardholders within its [CONFIDENTIAL TREATMENT REQUESTED].

         (e) Should a Participating Cardholder terminate his/her participation in the Program by writing to or calling SafeCard, or by contacting a CBSD customer service representative who so notifies SafeCard, and retention efforts as provided for under the Agreement are otherwise unsuccessful, SafeCard shall stop future renewal charges and provide the Participating Cardholder with a full refund or credit of the Participating Cardholders' current paid membership fee in the Program.

3.2      Payments.

         (a) SafeCard will be responsible for preparing and calculating the amount it will pay to CBSD from initial and renewal Program membership billings pursuant to a [CONFIDENTIAL TREATMENT REQUESTED] reconciliation statement (the "Reconciliation Statement"). For purposes herein, an initial Program membership billing is recognized as covering the period from initial membership enrollment by the Participating Cardholder through the expiration of the first full price membership period (one or three years). A renewal Program membership billing is recognized as covering any succeeding sequential full price membership period (one or three years) occurring subsequent to the expiration of the initial full price membership period and applies herein regardless of when the Participating Cardholder initially enrolled (whether prior or subsequent to the date of this Agreement). SafeCard will deliver the Reconciliation Statement to CBSD [CONFIDENTIAL TREATMENT REQUESTED].

         (b) On the Reconciliation Statement, [CONFIDENTIAL TREATMENT REQUESTED] shall [CONFIDENTIAL TREATMENT REQUESTED] the amount determined pursuant to [CONFIDENTIAL TREATMENT REQUESTED] hereof by the [CONFIDENTIAL TREATMENT REQUESTED] and pay CBSD within [CONFIDENTIAL TREATMENT REQUESTED] of the date of each Reconciliation Statement the resultant amount. This paragraph shall apply [CONFIDENTIAL TREATMENT REQUESTED].

         (c)  SafeCard  shall  verify  to  CBSD  with   appropriately   detailed
         documentation all of the amounts, costs, calculations, and the like, covered by each Reconciliation Statement.

         (d) [CONFIDENTIAL TREATMENT REQUESTED] will pay [CONFIDENTIAL TREATMENT REQUESTED] applied in [CONFIDENTIAL TREATMENT REQUESTED] increments for each [CONFIDENTIAL TREATMENT REQUESTED] who had a listing of credit cards on file with [CONFIDENTIAL TREATMENT REQUESTED] and who still has a listing on file and remains an [CONFIDENTIAL TREATMENT REQUESTED] as of the [CONFIDENTIAL TREATMENT REQUESTED] to which a Reconciliation Statement applies.
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Citibank/SafeCard Agreement
Page Eight

3.3 Payment for CBSD Solicitation Costs. SafeCard shall reimburse CBSD, within thirty (30) days of billing, for any costs CBSD reasonably incurs in connection with a Solicitation, provided: (i) such cost is not otherwise covered by this Agreement; (ii) CBSD supports its billing invoice with appropriate detailed information; (iii) the cost was incurred by CBSD in good faith in pursuit of the objectives of this Agreement; (iv) SafeCard has agreed to such cost in advance, but SafeCard will not unreasonably deny approval; and (v) SafeCard will then include such cost in the next Reconciliation as a Solicitation cost.

3.4 Reimbursement for Cancelled Solicitations. CBSD may delay or cancel any solicitation for any reason. If CBSD cancels a solicitation, it shall within thirty (30) days of receipt of invoice from SafeCard reimburse SafeCard its reasonable expenses in producing the materials prepared for that solicitation, unless CBSD's decision, made in good faith, was in response to a failure by SafeCard to meet Citibank's Graphic Standards or to unacceptable performance by SafeCard, which SafeCard failed to cure promptly after notice from CBSD.

3.5 [CONFIDENTIAL TREATMENT REQUESTED] will [CONFIDENTIAL TREATMENT REQUESTED] to [CONFIDENTIAL TREATMENT REQUESTED] of [CONFIDENTIAL TREATMENT REQUESTED] of a [CONFIDENTIAL TREATMENT REQUESTED] to [CONFIDENTIAL TREATMENT REQUESTED] under and [CONFIDENTIAL TREATMENT REQUESTED] shall [CONFIDENTIAL TREATMENT REQUESTED] to [CONFIDENTIAL TREATMENT REQUESTED] by no later than the [CONFIDENTIAL TREATMENT REQUESTED] of [CONFIDENTIAL TREATMENT REQUESTED].


ARTICLE 4.        SERVICING AND RETENTION

4.1 Cardholder Servicing Facility. SafeCard shall maintain a Cardholder servicing facility to which Cardholders may communicate any complaints or inquiries regarding the Program. A dedicated 24-hour 800 toll-free telephone number and address shall be set forth in all membership kits. CBSD may, at its expense, conduct an on-site audit of any such customer servicing facility from time to time during normal business hours.

4.2 Service Quality. SafeCard shall continue to meet the on-going Service Quality Levels set forth in Schedule 9. If at any time SafeCard fails to meet such Service Levels, upon written notice to SafeCard by CBSD, SafeCard shall have [CONFIDENTIAL TREATMENT REQUESTED] in which to cure the problem, unless such problem was caused by CBSD or by a force majeure event, whereupon the parties will cooperate to resolve the same promptly.

4.3 Claims and Disputes. All claims and disputes of any kind and for any reason whatsoever by any Participating Cardholder concerning Program services covered hereunder shall be resolved directly between SafeCard and the Participating Cardholder member. Credits and adjustments shall not be paid in cash, but by means of SafeCard crediting the Participating Cardholder's credit card account as evidenced by a properly completed credit memorandum. CBSD may debit SafeCard for the amount of any dispute concerning Program services which SafeCard cannot resolve within forty-five (45) days. CBSD will credit the account of the applicable Participating Cardholder within five (5) days. If SafeCard fails to resolve a legitimate dispute, and if the Cardholder requests, SafeCard shall refund at its own expense the membership fee paid by that Cardholder within five (5) days of receipt of the request.

Citibank/SafeCard Agreement
Page Nine

4.4      Retention Efforts.

         (a) To promote retention of Program membership by Participating Cardholders, CBSD will include a [CONFIDENTIAL TREATMENT REQUESTED] by [CONFIDENTIAL TREATMENT REQUESTED] as part of the [CONFIDENTIAL
         TREATMENT REQUESTED] for Participating Cardholders to [CONFIDENTIAL TREATMENT REQUESTED] will [CONFIDENTIAL TREATMENT REQUESTED] to [CONFIDENTIAL TREATMENT REQUESTED] such [CONFIDENTIAL TREATMENT REQUESTED] including such [CONFIDENTIAL TREATMENT REQUESTED] made to [CONFIDENTIAL TREATMENT REQUESTED] which shall be [CONFIDENTIAL TREATMENT REQUESTED]. SafeCard will attempt to convince Participating

         Cardholders who call the [CONFIDENTIAL TREATMENT REQUESTED] to retain their membership in the Program, [CONFIDENTIAL TREATMENT REQUESTED]. The [CONFIDENTIAL TREATMENT REQUESTED] of the [CONFIDENTIAL TREATMENT REQUESTED] shall be as mutually determined by CBSD and SafeCard. If requested, SafeCard [CONFIDENTIAL TREATMENT REQUESTED] to CBSD on a [CONFIDENTIAL TREATMENT REQUESTED] basis regarding the [CONFIDENTIAL TREATMENT REQUESTED] received by the [CONFIDENTIAL TREATMENT REQUESTED] and if the [CONFIDENTIAL TREATMENT REQUESTED] resulted in [CONFIDENTIAL TREATMENT REQUESTED].

         (b) To promote retention of CBSD Cardholder status and Program membership in regard to Program members who have [CONFIDENTIAL TREATMENT REQUESTED] chosen to [CONFIDENTIAL TREATMENT REQUESTED] the parties shall, through their [CONFIDENTIAL TREATMENT REQUESTED] upon and [CONFIDENTIAL TREATMENT REQUESTED] a [CONFIDENTIAL TREATMENT REQUESTED] and [CONFIDENTIAL TREATMENT REQUESTED] for [CONFIDENTIAL TREATMENT REQUESTED] that will [CONFIDENTIAL TREATMENT REQUESTED] in attempting to [CONFIDENTIAL TREATMENT REQUESTED] them to [CONFIDENTIAL TREATMENT REQUESTED] and that will [CONFIDENTIAL TREATMENT REQUESTED] in continuing [CONFIDENTIAL TREATMENT REQUESTED] of such Program members with [CONFIDENTIAL TREATMENT REQUESTED] of [CONFIDENTIAL TREATMENT REQUESTED].


ARTICLE 5.                 TRADEMARKS AND TRADE NAMES

5.1 Trademarks and Tradenames. Each party hereto: (i) acknowledges the other's proprietary interest in and to all of their own logos, trademarks, trade names and service marks (collectively, the "Marks");
         (ii) grants to the other, to the extent necessary to meet its and the other party's responsibilities under this Agreement, a limited license to use the other's Marks, subject to the prior approval in writing of such party; (iii) acknowledges that it acquires no right in the Marks of the other party by virtue of such use; and (iv) acknowledges and hereby ratifies their respective current uses of such Marks. SafeCard's use of the "Protection Plus" service mark shall be subject to the requirements of this Section.

Citibank/SafeCard Agreement
Page Ten

ARTICLE 6.                 INDEMNIFICATION, INSURANCE AND BONDING

6.1 Indemnification. Each party (the "Indemnitor") hereby agrees to indemnify, defend, and hold harmless the other party, and its parents, subsidiaries and affiliates, and their officers, directors and employees (the "Indemnitees") from and against any and all claims, damages, losses, costs or expenses (including any and all reasonable attorneys' and experts' fees), which the Indemnitee might suffer, incur or be subjected to by reason of any legal action, proceeding, arbitration or other claim, whether commenced or threatened, arising out of or as a result of the Indemnitor's performance under this Agreement; provided, however, that, (i) the Indemnitee notifies the Indemnitor promptly of any such claim or action; and (ii) such claims, damages, losses, costs or expenses are not attributable to any negligent act or omission by the Indemnitee, its partners, affiliates, subsidiaries or any of their employees or agents; and (iii) the Indemnitee provides the Indemnitor with all assistance and information necessary for the Indemnitor to prosecute its defense of the action. The Indemnitor shall bear all expenses in connection with the defense and/or settlement of any such claim or suit. The Indemnitee shall have the right, at its own expense, to participate in the defense of any claim against which it is indemnified and which has been assumed by the obligation or indemnity hereunder; however, it shall have no right to control the defense, consent to judgment, or agree to settle any such claim without the consent of the Indemnitor.

         The Indemnitor, in the defense of any such claim, except with the written consent of the Indemnitee, shall not consent to entry of any judgment or enter into any settlement which either (A) does not include, as an unconditional term, the grant by the claimant to the Indemnitee of a release of all liabilities in respect of such claims; or (B) otherwise adversely affects the rights of the Indemnitee. This provision shall survive the termination or expiration of this Agreement.

6.2 Insurance. During the term of this Agreement, SafeCard shall maintain general liability and umbrella insurance policies in a form and substance satisfactory to CBSD (acting in good faith) in the aggregate amount of at least twenty million dollars ($20,000,000). Such policies shall name CBSD as beneficiary. Each policy shall provide for thirty
         (30) days notice to CBSD by the insurance company of intent to change, not to renew, or modify the policy. In the event such insurance lapses, SafeCard shall immediately notify CBSD and shall promptly secure comparable replacement insurance.

6.3 Bonding. SafeCard will maintain fidelity bonding covering all its employees with a limit of $1,000,000. In the event of any lapse in coverage, SafeCard shall secure replacement coverage, if available at reasonable cost and shall promptly notify CBSD in the event it is unable to secure replacement coverage. No lapse of coverage shall be considered a material breach.


ARTICLE 7.                 MUTUAL OBLIGATIONS AND REPRESENTATIONS

7.1 Deadlines. The parties hereto shall inform each other of their deadlines for submitting material for approval and shall assist each other in meeting such deadlines or in obtaining variances from such deadlines as may be necessary from time to time.

7.2 Preservation of Good Will. Neither party shall intentionally publish any inappropriate statement or undertake any inappropriate activity which would maliciously demean or tarnish the products and image of the other party (including its parents, affiliates, and subsidiaries).

Citibank/SafeCard Agreement
Page Eleven

7.3      Confidentiality.

         (a) The parties agree that all information provided by the other party is confidential and proprietary to such party and that neither party shall use any information provided by the other party for any purpose other than as permitted or required for performance under this Agreement. The parties further agree not to disclose or provide any information provided by the other party to any third party (with the exception of an affiliate or subsidiary) and agree to take all reasonable measures, including, without limitation, measures taken by each party to safeguard its own confidential information, to prevent any such disclosure by its employees, registered representatives, agents or contractors. Nothing provided herein shall prevent SafeCard or CBSD from disclosing information which: (i) is or hereafter becomes part of the public domain through no fault of its own; (ii) is received from a third party; (iii) is independently developed by it; (iv) is disclosed pursuant to the requirements of a law upon giving notice to the other party; or (v) either party already knew prior to January 1, 1981. This provision shall survive the termination or expiration of this Agreement.

         (b) SafeCard recognizes the value of the Cardholder lists to CBSD and that any improper use of the same will cause irreparable injury to CBSD. SafeCard shall not assign, sell or otherwise transfer names or lists of names of Cardholders or other information relating to Cardholders, provided to it by CBSD to any person or entity and shall not use such names or lists of names or other Cardholder information provided to it by CBSD, except as otherwise expressly authorized pursuant to this Agreement, and , except as otherwise provided in this Agreement, such right or usage will terminate upon termination or expiration of this Agreement. In the event of unauthorized use of such names, or lists of names by SafeCard, [CONFIDENTIAL TREATMENT REQUESTED] SafeCard shall be obligated to pay CBSD's actual damages, plus any pecuniary gain realized by SafeCard from the unauthorized use if applicable. This provision shall survive the termination or expiration of this Agreement.

         (c) SafeCard shall, when reasonably possible, keep all CBSD related records segregated from its other business in accordance with procedures which may be reasonably requested by CBSD. Notwithstanding the above, SafeCard will keep the list of Cardholders provided to it by CBSD and Participating Cardholder lists segregated from its other business files. SafeCard also agrees that any dissemination of CBSD records within its own business entity shall be on a "need to know" basis for the purpose of performance hereunder.

         (d) If either party hires another party to assist it in the performance of any term of this Agreement, it shall cause such other party to meet the terms of this Article in full, as applicable.

7.4 Authority. Each party represents and warrants to the other that it has the authority to enter into and perform this Agreement according to its terms and that its performance will not violate any federal, state or local laws and regulations applicable to it, including Visa and MasterCard Rules and Merchant Regulations and Federal Trade Commission Rules, Guides and Interpretations nor contravene the terms of any other contract, agreement or instrument to which it is a party.

7.5 Licenses, Permits, Patents, Etc. The parties each have obtained, now hold, and shall preserve and protect all licenses, permits, certifications, trade marks, approvals and the like required by applicable law for the purpose of performing this Agreement. SafeCard will make all registrations and filings which may be required to do business and to carry out its obligations under this Agreement under the laws of each state in which the Program shall be provided.

Citibank/SafeCard Agreement
Page Twelve

7.6 Regulatory Inquiries. SafeCard will submit initially to CBSD for its review and approval, which approval shall not be unreasonably withheld, the relevant portions of filings or communications it submits to any regulatory authority in connection with any Program inquiry that refers to the respective roles of CBSD or its affiliates in connection with the services provided hereunder. In the event any regulatory authority determines (after providing SafeCard with notice and opportunity to be heard) that the (Protection Plus) Program violates federal, state or local laws or regulations, SafeCard may, with CBSD's approval which may not be unreasonably withheld, make such changes as are necessary in the Program to comply with such laws or regulations or at its option make or cause to be made the necessary filing to bring the Program into compliance with such laws or regulations at the sole expense of SafeCard or the permitted subcontractor. In the event SafeCard fails to make such changes or filings, CBSD, at its option, may require SafeCard to cease marketing the Program in the applicable jurisdiction.

7.7 Sales Or Use Tax. To the extent required by applicable law, SafeCard shall file in a timely manner all sales or use tax returns and remit to the appropriate tax authorities all such sales and use taxes in connection with sales arising out of this Agreement. SafeCard shall be solely responsible for all sales or use taxes arising out of this Agreement regardless of the party against whom such taxes may be assessed. This paragraph shall survive the termination of this Agreement and remain in effect until the statute of limitations on such sales or use tax expires.

7.8 Litigation Against Each Other; Jury Trial Waiver. In the event of litigation arising out of this Agreement (whether for violation of law, breach of contract, or otherwise), each party agrees: (i) the prevailing party shall be entitled to recover the attorney fees it reasonably incurs in pursuit of its claim; and (ii) to waive its right to a jury trial of such litigation.

7.9 Meetings. The parties shall endeavor to meet periodically: (i) to discuss operations under this Agreement and provide detailed information with respect to the performance of both parties concerning their respective responsibilities hereunder; (ii) to discuss and exchange information about promotional and planning programs; (iii) to assess the performance of the marketing programs for the Program and to recommend improvements thereof; and (iv) to discuss systems and customer service matters and the improvements thereof.


ARTICLE 8.                 TERMINATION

8.1 Termination Without Cause. Either party may terminate this Agreement for any reason whatsoever on December 31, 2000, or [CONFIDENTIAL TREATMENT REQUESTED]. This Agreement shall not be subject to termination prior to said December 31, 2000 date, unless by mutual agreement or by reason of Article 8.2, 8.3, 8.4 or 8.5.

8.2 Termination for Bankruptcy; Going Out of Business. In the event either party shall:

         (i)      elect to be wound up and dissolved;
         (ii)     become insolvent;
         (iii)    make any involuntary assignment for the benefit of creditors;
         (iv) file a voluntary petition in bankruptcy for reorganization or be adjudicated as bankrupt or insolvent;
         (v) have a liquidator or trustee appointed over its affairs and such appointment shall not have been terminated and discharged within thirty (30) days; or
         (vi)     go out of business,
                  then the other party may terminate this Agreement upon written notice to the other.

Citibank/SafeCard Agreement
Page Thirteen

8.3 Termination for Judicial or Regulatory Constraints. If any governmental body with legislative, rule making, prosecutional, or judicial authority enacts a new rule or law or issues an order or the like which in CBSD's good faith opinion will prevent CBSD from substantially performing this Agreement, or which materially restricts CBSD's ability to freely bill and collect Program fees, the parties will endeavor, if mutually agreed upon, to restructure the arrangement called for by this Agreement in such agreed upon manner as will alleviate the relevancy and impact of the constraint. In the absence of such, CBSD may terminate this Agreement upon written notice to SafeCard. Such termination shall be effective the earlier of thirty (30) days from such notice or the date CBSD must cease performance pursuant to law. In such event, CBSD shall reimburse SafeCard upon billing for any reasonable out-of-pocket printing and related expenses incurred by SafeCard in connection with any planned solicitation pursuant to this Agreement, provided such expenses had been previously consented to by CBSD in writing. Such reimbursement shall be the exclusive remedy for such a termination, subject to Article 8.7 hereof.

8.4      Termination for Material Breach.

         (a) If SafeCard fails to perform any of its material obligations hereunder and such failure remains uncured after ninety (90) days prior written notice provided to it by CBSD, then CBSD may terminate this Agreement upon providing prior written notice to SafeCard.

         (b) SafeCard shall have the right to terminate this Agreement upon prior written notice to CBSD, if CBSD fails to perform any of its material obligations hereunder and CBSD fails to cure the breach to the reasonable satisfaction of SafeCard within ninety (90) days after being so notified of the breach by SafeCard. In such event, Article 8.7 shall apply with respect to the servicing and billing of existing Program members, except that SafeCard will not be required to pay CBSD as otherwise set forth in Article 3.2.

8.5 Termination for Change in Control. In the event of a sale of a majority of the shares of SafeCard to an unaffiliated third party, SafeCard shall promptly notify CBSD. If CBSD reasonably disapproves of such party and SafeCard nevertheless completes the sale, then CBSD shall have the right to terminate this Agreement upon written notice to SafeCard as of the date of such sale except that CBSD's right to terminate herein will apply only if the third party acquiring SafeCard:
         (a) is American Express, Discover, Sears, any Visa or MasterCard issuer, or a bank or a corporate affiliate thereof, or (b) does not have equity of at least $25,000,000.

8.6 Substitute Vendors: Return of Records. Upon [CONFIDENTIAL TREATMENT REQUESTED] due to [CONFIDENTIAL TREATMENT REQUESTED] or [CONFIDENTIAL TREATMENT REQUESTED] shall have the right to [CONFIDENTIAL TREATMENT REQUESTED] to [CONFIDENTIAL TREATMENT REQUESTED] shall comply in all respects with the [CONFIDENTIAL TREATMENT REQUESTED] of the [CONFIDENTIAL TREATMENT REQUESTED] to any [CONFIDENTIAL TREATMENT REQUESTED] and [CONFIDENTIAL TREATMENT REQUESTED] shall have [CONFIDENTIAL TREATMENT REQUESTED] unless otherwise agreed in writing, to [CONFIDENTIAL TREATMENT REQUESTED] nor any [CONFIDENTIAL TREATMENT REQUESTED] which are [CONFIDENTIAL TREATMENT REQUESTED]. SafeCard also shall return to CBSD all records, in whatever form maintained, on all Participating Cardholders. For a period of eight (8) months after SafeCard has returned the Protection Plus file to CBSD, SafeCard shall reimburse CBSD for SafeCard's share of any membership cancellations for active Participating Cardholders who were billed for Protection Plus within four (4) months prior to termination and who paid SafeCard any membership fees.

Citibank/SafeCard Agreement
Page Fourteen

8.7 Continued Servicing by SafeCard. Upon termination of this Agreement by SafeCard for cause by reason of CBSD's bankruptcy, going out of business or material breach, or by CBSD for any reason other than SafeCard's bankruptcy or going out of business, material breach or change of control as defined in this Article 8, SafeCard shall have the right thereafter to continue the service to Participating Cardholders who enrolled in the Program as members until [CONFIDENTIAL TREATMENT REQUESTED] except that [CONFIDENTIAL TREATMENT REQUESTED] with respect to Participating Cardholders [CONFIDENTIAL TREATMENT REQUESTED] shall [CONFIDENTIAL TREATMENT REQUESTED] from the [CONFIDENTIAL TREATMENT REQUESTED] of [CONFIDENTIAL TREATMENT REQUESTED] which [CONFIDENTIAL TREATMENT REQUESTED] to those [CONFIDENTIAL TREATMENT REQUESTED] will [CONFIDENTIAL TREATMENT REQUESTED]. Such servicing shall be under the Protection Plus name or under SafeCard's "Hot-Line" name, as mutually agreed upon. SafeCard shall have the right to continue billing such Participating Cardholder's respective CBSD Accounts subject to the terms of this Agreement, either via sending Billing Transmissions to CBSD at CBSD's merchant processor as set forth herein or via processing through SafeCard's merchant bank. As such, CBSD shall continue to bill Cardholders enrolled as members in the Program on the termination date for the period so defined above, provided: (i) all of the other Articles of this Agreement, subject to Article 8.4(b), shall remain in effect, except for those Articles which pertain to solicitation activity no longer applicable by reason of the termination of this Agreement; and (ii) [CONFIDENTIAL TREATMENT REQUESTED] shall not [CONFIDENTIAL TREATMENT REQUESTED] the [CONFIDENTIAL TREATMENT REQUESTED] or [CONFIDENTIAL TREATMENT REQUESTED] the [CONFIDENTIAL TREATMENT REQUESTED] and [CONFIDENTIAL TREATMENT REQUESTED] in effect on the [CONFIDENTIAL TREATMENT REQUESTED] after [CONFIDENTIAL TREATMENT REQUESTED] provided however, that [CONFIDENTIAL TREATMENT REQUESTED] will not [CONFIDENTIAL TREATMENT REQUESTED].

8.8      Use of Trademarks.

         (a) The parties acknowledge that their respective names, logos and marks (the "Marks") possess a special, unique and extraordinary character which makes difficult the assessment of the monetary damage which would be sustained by unauthorized use and, as such, recognize that irreparable injury would be caused to the other party, and its affiliates and subsidiaries, by unauthorized use of such marks. The parties agree that injunctive and other equitable relief would be appropriate in the event of a breach of this undertaking, and that such remedy would not be exclusive of other legal remedies available to the injured party. Therefore, after the termination of the Agreement, the parties shall refrain from the use of any such Marks of the other party, except if such use is necessary to: (i) convert or sell the Cardholder accounts during the period after termination; (ii) wind down the Program; (iii) bill and collect outstanding Program fees; or (iv) implement the continued servicing pursuant to Article 8.7 hereof.

         (b) SafeCard may continue to use the Protection Plus mark after a termination covered by Article 8.7 where so permitted in accordance therewith, provided: (i) the name of "Citibank" or any of its affiliates is not used in connection with the mark or the related product or service; (ii) if it is used in connection with a solicitation of any kind, that such solicitation is not directed to any Cardholder who has previously refused or cancelled membership or whose name SafeCard received from a list provided to SafeCard by CBSD; or
         (iii) if a Participating Cardholder cancels enrollment in the Program, SafeCard promptly processes the cancellation and will not institute a proactive solicitation to re-enroll such Cardholder (in response to the cancellation) in the Program.

Citibank/SafeCard Agreement
Page Fifteen

ARTICLE 9.                 EXCLUSIVITY AND NEW PROGRAM OPPORTUNITIES

9.1      Protection Plus Exclusivity.

         (a) During the term of this Agreement, CBSD agrees not to offer the Program or any other substantially similar Program, under the Protection Plus name or any other trade name, to CBSD Cardholders which is sold or operated by an entity other than SafeCard (including by itself).

         (b) During the period of continued servicing by SafeCard (Article 8.7), CBSD agrees that any CBSD Cardholder being serviced by SafeCard shall be [CONFIDENTIAL TREATMENT REQUESTED].

9.2      Other Programs.

         (a) It is the intention of the parties that proposals from SafeCard for marketing of new products and services as additional program offerings to CBSD's Cardholders be encouraged by CBSD, and that where reasonably possible based upon a good faith analysis of the proposal, the new product and/or service be tested to CBSD's Cardholders as a new program pursuant to such terms as the parties may in good faith agree. The parties shall use their good faith efforts to test, if available, at least one new product or service a year to CBSD Cardholders, including to those Cardholders who were [CONFIDENTIAL TREATMENT REQUESTED] who were, [CONFIDENTIAL TREATMENT REQUESTED]. In connection therewith, [CONFIDENTIAL TREATMENT REQUESTED] CBSD will keep an open mind in conducting such tests and will seriously consider the results thereof regarding each of the new services or products it may wish to roll out beyond said test based on a good faith analysis of the test results.

         (b) Should [CONFIDENTIAL TREATMENT REQUESTED] wish to [CONFIDENTIAL TREATMENT REQUESTED] to its Cardholders or replace the [CONFIDENTIAL TREATMENT REQUESTED] of an [CONFIDENTIAL TREATMENT REQUESTED] shall [CONFIDENTIAL TREATMENT REQUESTED] in any [CONFIDENTIAL TREATMENT REQUESTED] and, if [CONFIDENTIAL TREATMENT REQUESTED] to provide [CONFIDENTIAL TREATMENT REQUESTED] at the time [CONFIDENTIAL TREATMENT REQUESTED] agrees, unless not otherwise reasonably possible, to [CONFIDENTIAL TREATMENT REQUESTED] to [CONFIDENTIAL TREATMENT REQUESTED] including the [CONFIDENTIAL TREATMENT REQUESTED]. In doing so, [CONFIDENTIAL TREATMENT REQUESTED] acknowledges [CONFIDENTIAL TREATMENT REQUESTED] to protect any obligation of confidentiality it may have with respect to third parties. [CONFIDENTIAL TREATMENT REQUESTED] is [CONFIDENTIAL TREATMENT REQUESTED] subject to [CONFIDENTIAL TREATMENT REQUESTED] to [CONFIDENTIAL TREATMENT REQUESTED] it is the intention of the parties that [CONFIDENTIAL TREATMENT REQUESTED] be [CONFIDENTIAL TREATMENT REQUESTED] to [CONFIDENTIAL TREATMENT REQUESTED] and the [CONFIDENTIAL TREATMENT REQUESTED] to [CONFIDENTIAL TREATMENT REQUESTED].

         (c) CBSD and SafeCard agree to mutually explore opportunities for incorporating the travel services of National Leisure Group ("NLG") and SafeCard Travel Services, Inc. ("STS") as an enhancement to existing CBSD program offerings to CBSD Cardholders or as the basis for a new service offering to CBSD Cardholders (including beyond what, at the execution of this Agreement, is the present relationship between CBSD and NLG). [CONFIDENTIAL TREATMENT REQUESTED] agrees that should it wish to [CONFIDENTIAL TREATMENT REQUESTED] to
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Citibank/SafeCard Agreement
Page Sixteen

         its Cardholders which will [CONFIDENTIAL TREATMENT REQUESTED] with the [CONFIDENTIAL TREATMENT REQUESTED] and will [CONFIDENTIAL TREATMENT REQUESTED] provided the arrangement with [CONFIDENTIAL TREATMENT REQUESTED] is in regard to a [CONFIDENTIAL TREATMENT REQUESTED] of at least [CONFIDENTIAL TREATMENT REQUESTED] and [CONFIDENTIAL TREATMENT REQUESTED] to [CONFIDENTIAL TREATMENT REQUESTED] at least approximately the [CONFIDENTIAL TREATMENT REQUESTED].


ARTICLE 10.                GENERAL PROVISIONS

10.1 MIS / Reporting. SafeCard shall meet the MIS Reporting Specifications set forth in Schedule 10.

10.2 Independent Contractor. Nothing in this Agreement or in the performance thereof shall be construed to create a sales, agency, dealer or employment relationship between SafeCard and CBSD. CBSD and SafeCard are and shall remain independent contractors.

10.3 [CONFIDENTIAL TREATMENT REQUESTED] shall make [CONFIDENTIAL TREATMENT REQUESTED] and [CONFIDENTIAL TREATMENT REQUESTED] of [CONFIDENTIAL TREATMENT REQUESTED] during each contract year, [CONFIDENTIAL TREATMENT REQUESTED] of which may be [CONFIDENTIAL TREATMENT REQUESTED] will be upon [CONFIDENTIAL TREATMENT REQUESTED] will be [CONFIDENTIAL TREATMENT REQUESTED] on [CONFIDENTIAL TREATMENT REQUESTED] during [CONFIDENTIAL TREATMENT REQUESTED] to [CONFIDENTIAL TREATMENT REQUESTED] that appropriate [CONFIDENTIAL TREATMENT REQUESTED] are [CONFIDENTIAL TREATMENT REQUESTED] to [CONFIDENTIAL TREATMENT REQUESTED] or its affiliates [CONFIDENTIAL TREATMENT REQUESTED] will [CONFIDENTIAL TREATMENT REQUESTED] will [CONFIDENTIAL TREATMENT REQUESTED] to its [CONFIDENTIAL TREATMENT REQUESTED] will [CONFIDENTIAL TREATMENT REQUESTED] and [CONFIDENTIAL TREATMENT REQUESTED] and will [CONFIDENTIAL TREATMENT REQUESTED] a copy thereof to [CONFIDENTIAL TREATMENT REQUESTED] will [CONFIDENTIAL TREATMENT REQUESTED] in good faith and will [CONFIDENTIAL TREATMENT REQUESTED].

10.4 Access to SafeCard's Records. Until the expiration or termination of this Agreement, SafeCard shall give CBSD and its duly authorized representatives full and complete access to any records reasonably related to the performance of this Agreement, upon reasonable notice during normal business hours.

10.5 Force Majeure. SafeCard shall not be liable for or deemed to be in default of this Agreement for any delay or failure in performance resulting from circumstances beyond its control, including but not limited to accidents, fires, explosions, riots, acts of God, utilities failures and work stoppage (other than those of employees or agents of SafeCard provided that SafeCard has acted in due diligence as the circumstances require). Notwithstanding the above, SafeCard shall use its best efforts to implement a contingency plan to limit any break in service to Participating Cardholders to seventy-two (72) hours.

10.6 Applicable Law. The laws of the State of South Dakota shall govern the enforcement and interpretation of this Agreement and the rights, duties and obligations of the parties hereto.
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Citibank/SafeCard Agreement
Page Seventeen

10.7 Merger Clause. The parties acknowledge that this Agreement, together with the attached Schedules, is the complete and exclusive statement and understanding between the parties with respect to the subject matter hereof, supersedes all prior agreements and understandings between the parties with respect to such subject matter (including, but not limited to, the agreement between SafeCard and CBSD dated January 1, 1989, and amendments thereto, concerning Protection Plus) and no change or modification to this Agreement shall be made except in writing duly signed by the parties hereto.

         10.8 Severability. If any part of this Agreement shall be held to be void or unenforceable, such part shall be severable from the rest, leaving valid the remainder of this Agreement, notwithstanding the part or parts found to be void or unenforceable, and effect shall be given to the intent manifested by the portion held invalid or inoperative.

10.9 Notices. All notices or other documents required to be given pursuant to this Agreement shall be effective when received and shall be sufficient if given in writing, hand delivered, sent by telegraph or certified United States Mail, return receipt requested, addressed as follows:

                  Citibank (South Dakota), N.A.
                  701 E. 60th Street North
                  Sioux Falls, SD  57117
                  Attention:        General Counsel

                  SafeCard Services, Inc.
                  7596 Centurion Parkway
                  Jacksonville, FL  32256
                  Attention:        Robert M. Frechette
                                    President and Chief Executive Officer

                  With a duplicate copy to: Marc F. Joseph
                                            General Counsel


                  The parties hereto may at any time change the name and addresses of persons to whom must be sent all notices or other documents required to be given under this Agreement by giving written notice to the other party.

10.10 Binding Nature of Agreement. This Agreement is and shall be binding upon and inure to the benefit of the parties hereto, and their respective legal representatives, successors and permitted assigns.

10.11 Headings. The paragraph headings used herein do not form a part of this Agreement, but are for convenience only and shall not limit or be deemed or construed in any way to affect or limit the meaning of the language of the paragraph.

10.12 Coordination of Public Statements. Neither party will make any public announcement of the Program or provide any information concerning the Program to any representative of any news media without the prior approval of the other, and will not respond to any inquiry from any public or governmental authority concerning the Program without prior consultation and coordination with the other unless and as required under SEC or NYSE rules and regulations.



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Citibank/SafeCard Agreement
Page Eighteen

10.13 Assignment. This Agreement may not be assigned or transferred by either party without the prior written consent of the other party, except that either party may assign or transfer this Agreement to a corporate parent, subsidiary, or affiliate upon notice to the other. The party effecting such assignment shall continue to remain fully responsible to the other for the performance of the contractual obligations so assigned.


         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

CITIBANK (SOUTH DAKOTA), N.A.                 SAFECARD SERVICES, INC.


By:                                           By:
             (Signature)                                 (Signature)


Name:                                         Name:    Robert M. Frechette
Title:                                        Title:   President  and  Chief
                                                       Executive Officer

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